MEXCO ENERGY CORPORATION

                                     BYLAWS

                                   ARTICLE ONE

                                     OFFICES

     Section 1. The principal office of the corporation shall be in the City of Midland, County of Midland, State of Texas, and the name of the resident agent in charge is Nicholas C. Taylor.

     Section 2. The corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE TWO

                            MEETINGS OF STOCKHOLDERS

     Section 1. All meetings of the stockholders for the election of Directors shall be held at the office of the corporation in Midland, Texas. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Texas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. An annual meeting of the stockholders, commencing with the year 1993, shall be held on the second Tuesday in July in each year if not a legal holiday, then on the next secular day following, at which they shall elect a Board of Directors, and transact such other business as may be properly brought before the meeting.

     Section 3. Written notice of the annual meeting shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the corporation, at least ten (10) days prior to the meeting.

     Section 4. At least ten (10) days before every election of Directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the Secretary. Such list shall be open at the place where the election is to be held for said ten days, to the examination of any stockholder and shall be kept at the time and place of the election during the whole time thereof and subject to the inspection of any stockholder who may be present.

     Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President or Secretary at the request in writing of a third of the Board of Directors or at the request in writing of stockholders owning twenty-five per cent (25%) or more in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Section 6. Written notice of a special meeting of stockholders, stating the time and place and object thereof, shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the corporation, at least ten (10) days before such meeting.

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     Section 7. Business transacted at all special meetings shall be confined to the objects stated in the call.

     Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation or of these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question.

     Section 10. At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than eleven (11) months prior to said meeting. Each stockholder shall have one
(1) vote for each share of stock having voting power, registered in his name on the books of the corporation. Except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for Directors which shall have been transferred on the books of the corporation within twenty (20) days next preceding such election of Directors.

     Section 11. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meeting where held, shall consent in writing to such corporate action being taken.

                                  ARTICLE THREE

                                    DIRECTORS

     Section 1. The number of Directors which shall constitute the whole Board, shall not be less than one nor more than ten. Within the limits above specified, the number of Directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. The Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article and each Director elected shall hold office until his
successor   shall  be  elected  and  shall   qualify.   Directors  need  not  be
stockholders.
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     Section  2. If any  vacancies  occur in the  Board of  Directors  caused by death, resignation, retirement, disqualification or removal from office of any Directors or otherwise, a majority of the Directors then in office, though less than a quorum, may choose a successor or successors and the Directors so chosen shall hold office until the next annual election of Directors and until their successors shall be duly elected and qualified, unless sooner displaced.

     Section 3. The property and business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

                              MEETINGS OF THE BOARD

     Section 4. The Directors of the corporation may hold their meetings, both regular and special, either within or without the State of Texas.

     Section 5. The first meeting of each newly elected Board shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting provided a quorum shall be present, or they may meet at such place and time as shall be fixed by the consent in writing of all the Directors.

     Section 6. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

     Section 7. Special meetings of the Board may be called by the President on five (5) days notice to each Director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Directors.

     Section 8. At all meetings of the Board the presence of a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be an act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting of Directors from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                             COMMITTEES OF DIRECTORS

     Section 9. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the corporation, which, to the extent provided in said resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     Section 10. The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

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                            COMPENSATION OF DIRECTORS

     Section 11. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a fixed fee and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                      CONTRACTS WITH DIRECTORS AND OFFICERS

     Section 12. No contract or other transaction between the corporation and one or more of its Directors or any other corporation, firm, association or entity in which one or more of the Directors of the corporation are directors or officers or are financially interested shall be either void or voidable solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or solely because their votes are counted for such purposes if:

     (i) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

     (ii) The fact such relationship or interest is disclosed or known to the stockholders entitled to vote and the authorize, approve or ratify such contract or transaction by vote or written consent; and

     (iii)The  contract  or   transaction   is  fair  and   reasonable   to  the
          corporation.

                                  ARTICLE FOUR

                                     NOTICES

     Section 1. Whenever under the provisions of the statutes or the Certificate of Incorporation or of these Bylaws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such Director or stockholder at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

     Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE FIVE

                                    OFFICERS

     Section 1. The officers of the corporation shall be chosen by the Directors and shall be, a President, a Vice President, a Secretary and a Treasurer. The Board of Directors may also constitute and choose additional vice presidents and one or more assistant secretaries and assistant treasurers. Two or more offices may be held by the same person.
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     Section 2. The Board of  Directors at its first  meeting  after each annual meeting of stockholders shall choose a Chairman and shall choose a President, one or more Vice Presidents, a Secretary and a Treasurer, none of whom need be a member of the Board.

     Section 3. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     Section 4. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

     Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

                              CHAIRMAN OF THE BOARD

     Section 6. The Chairman of the Board shall preside at all meetings of the Board of Directors and the shareholders and shall perform such other duties as may be assigned to him by the Board of Directors from time to time.

                                  THE PRESIDENT

     Section 7. The President shall be the chief executive officer of the corporation; he shall be ex officio a member of all standing committees, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board are carried into effect.

     Section 8. He shall execute contracts, sales agreements, licensing and royalty agreements, bonds, mortgages, deeds of trust, deeds, leases, agreements and instruments necessary or desired in the transaction of the authorized business of the corporation and, if requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

                                 VICE PRESIDENTS

     Section 9. The Vice Presidents in the order of their seniority shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

     Section 10. The secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be acting. He shall keep in safe custody the seal of the corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so fixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.
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     Section 11. The Assistant Secretaries in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

     Section 12. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

     Section 13. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

     Section 14. If required by the Board of Directors, he shall give the corporation a bond (which shall be renewed from time to time) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control, belonging to the corporation.

     Section 15. The Assistant Treasurers in the order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

                                   ARTICLE SIX

                              CERTIFICATES OF STOCK

     Section 1. The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President or Vice President and either the Treasurer or Assistant Treasurer or the Secretary or an Assistant Secretary. The designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificates which the corporation shall issue to represent such class or series of stock. If any stock certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such officer may be facsimile.
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                                LOST CERTIFICATES

     Section 2. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

                                TRANSFER OF STOCK

     Section 3. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                            CLOSING OF TRANSFER BOOKS

     Section 4. The Board of Directors may close the stock transfer books of the corporation for a period of not less than ten (10) days nor more than fifty (50) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not less than ten (10) days nor more than fifty (50) days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not less than ten (10) days nor more than fifty (50) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

                             REGISTERED STOCKHOLDERS

     Section 5. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognized any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.
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                                  ARTICLE SEVEN

                               GENERAL PROVISIONS

                                    DIVIDENDS

     Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to the law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Directors shall think conducive to the interest of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

     Section 3. The Board of Directors shall present at each annual meeting and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and conditions of the corporation.

                                     CHECKS

     Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   FISCAL YEAR

     Section 5. The fiscal year of the corporation shall be fixed by the resolution of the Board of Directors.

                                      SEAL

     Section 6. The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal," so as to make an impression similar to that on the margin hereof. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

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                                  ARTICLE EIGHT

                                   AMENDMENTS

     Section 1. These Bylaws may be altered or repealed at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented by proxy, provided notice of the proposed alteration or repeal be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock entitled to vote at such meeting and present or represented thereat, or by the affirmative vote of a majority of the Board of Directors at any regular meeting of the Board or at any special meeting of the Board if notice of the proposed alteration or repeal be contained in the notice of such special meeting; provided, however, that no change of the time or place of the meeting for the election of Directors shall be made within sixty
(60) days next before the day on which such meeting is to be held and that in case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address at least twenty (20) days before the meeting is held.

                                  ARTICLE NINE

              INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

     Section 1. The corporation shall indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director to the fullest extent permitted by Section B of Art. 2.02-1 of the Texas Business Corporation Act (the "T.B.C.A."), subject to the limitations of Section C thereof. Without limiting the foregoing, such indemnification shall be against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding, subject to the limitations and exceptions contained in Section E of Art. 2.02-1. The determination that indemnification pursuant to the foregoing provisions is required and the authorization of indemnification and determination as to reasonable expenses shall be made in the manner set forth in Section F and G at Art. 2.02-1. The corporation shall indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. Reasonable expenses incurred by a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding shall be paid or reimbursed by the corporation, in advance of the final disposition of the proceeding without any of the determinations required by Sections F and G of Art. 2.02-1, if the corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under Art. 2.02-1 and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met those requirements. The corporation shall pay or reimburse expenses incurred by a director in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

     Section 2. The corporation shall indemnify and advance expenses to an officer of the corporation to the same extent that it must indemnify and advance expenses to a director under Section 1 hereof. In addition, the corporation may, by a majority vote of a quorum consisting of directors who, at the time of the vote are not named defendants or respondents in the proceeding, indemnify and advance expenses to employees or agents of the corporation to the same extent that it is required to indemnify and advance expenses to directors under Section 1 hereof.
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     Section 3. The  corporation  may indemnify and advance  expenses to persons who are not or were not officers, employees or agents of the corporation, but who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent of similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefits plan, or other enterprise to the same extent that it is required to indemnify and advance expenses to directors under Section 1 hereof if so authorized by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding.

     Section 4. The corporation may purchase and obtain insurance and other arrangements on behalf of the person who is or was a director, officer, employee, or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefits plan, or other enterprise, against any liability asserted against him and incurred by him in such capacity arising out of the status of such a person, whether or not the corporation would have the power to indemnify him against the liability under Article 2.02-1 of the T.B.C.A., subject to the limitations contained in Section R of Article 2.02-1. Without limiting the foregoing, the corporation may, for the benefit of persons indemnified by the corporation, (1) create a trust fund,; (2) establish any form of self-insurance; (3) secure its indemnity obligation by a grant of a security interest or other lien on the assets of the corporation; or (4) establish a letter of credit, guaranty, or surety arrangement. Subject to the limitations of Section R of Art. 2.02-1, the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive.

     Section 5. Any indemnification of or advance of expenses to a director in accordance with Section 1 hereof shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action in lieu of a meeting and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

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